Exhibit 3.01(i)

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ML JWH STRATEGIC ALLOCATION FUND L.P.

THIS Amended and Restated Certificate of Limited Partnership of ML JWH Strategic Allocation Fund L.P. (the “Partnership”), dated as of the 31st day of May, 2007, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C.§17-210, to amend and restate the original Certificate of Limited Partnership, which was filed on December 11, 1995 with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C.§17-101, etseq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

1.           Name.  The name of the limited partnership formed and continued hereby is ML Trend-Following Futures Fund L.P.

2.           Registered Office.  The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.           Registered Agent.  The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.           General Partner.  The name and the business address of the general partner of the Partnership is:

Merrill Lynch Alternative Investments LLC
Princeton Corporate Campus
800 Scudders Mill Road, Section 2G
Plainsboro, NJ 08536

5.           Effective Date.  The future effective date of the amended and restated certificate of limited partnership is June 1, 2007.

IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the date and year first aforesaid.

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

By:	/s/ Stephen M. M. Miller
Stephen M. M. Miller
Authorized Person